                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          APRIA HEALTHCARE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                           APRIA HEALTHCARE GROUP INC.
                               3560 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 28, 1998

        The Annual Meeting of Stockholders of Apria Healthcare Group Inc., a Delaware corporation (the "Company"), will be held at the Company's Costa Mesa, California Headquarters, 3560 Hyland Avenue (Building No. 3500 -- Grand Canyon
Room), Costa Mesa, California 92626, beginning at 8:00 A.M., local time, on July 28, 1998, for the following purposes:

(1) to elect three members of the Board of Directors, with such persons to hold office for a three-year term or until their successors are elected and qualified; and

(2) to transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

        For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of Common Stock owned. The candidates receiving the highest number of votes will be elected.

        Shares represented by properly executed proxies will be voted in accordance with the specifications therein. It is the intention of the Board of Directors that shares represented by proxies, which do not contain directions to the contrary, will be voted FOR the election of the directors named in the attached Proxy Statement.

        The Board of Directors has fixed the close of business on June 8, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, at 3560 Hyland Avenue, Costa Mesa, California 92626, during the ten-day period preceding the Annual Meeting.

                                          By Order of the Board of Directors,


                                          /s/ Robert S. Holcombe
                                          ------------------------------------
                                          Robert S. Holcombe
                                          Senior Vice President, General Counsel
                                          and Secretary

Costa Mesa, California
July 3, 1998

                             YOUR VOTE IS IMPORTANT

        NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                                TABLE OF CONTENTS

                                                                                           Page
SOLICITATION OF PROXIES......................................................................1

VOTING PROCEDURE AND TABULATION..............................................................1

OUTSTANDING SHARES OF COMMON STOCK...........................................................2

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT..................................2

ELECTION OF DIRECTORS........................................................................5
         Composition of Board................................................................5
         Nominees for Election to Board......................................................6
         Vote Required for Election of Directors.............................................6
         Nominees and Directors..............................................................6

INFORMATION REGARDING THE BOARD OF DIRECTORS.................................................8
         Directors' Fees.....................................................................8
         Committees and Meetings of the Board of Directors...................................9

EXECUTIVE COMPENSATION AND OTHER INFORMATION................................................11
         Summary of Executive Compensation..................................................11
         Summary of Option Grants...........................................................13
         Summary of Options Exercised.......................................................13
         Compensation Committee Interlocks and Insider Participation........................14

REPORT OF THE COMPENSATION COMMITTEE........................................................14
         Performance Graph..................................................................17
         Certain Transactions...............................................................18
         Employment and Severance Agreements................................................18
         Management Incentive Compensation Plans............................................19
         401(k) Plan........................................................................20
         1991 Nonqualified Stock Option Plan................................................20
         Amended and Restated 1992 Stock Incentive Plan.....................................20
         Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan...............20
         1997 Stock Incentive Plan..........................................................22

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT BY CERTAIN COMPANY AFFILIATES.............22

INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY...............................22

ANNUAL REPORT...............................................................................23

PROPOSALS OF STOCKHOLDERS...................................................................23

OTHER MATTERS...............................................................................23

                           APRIA HEALTHCARE GROUP INC.
                               3560 HYLAND AVENUE
                          COSTA MESA, CALIFORNIA 92626

                                 PROXY STATEMENT

                             SOLICITATION OF PROXIES

        THE ACCOMPANYING PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF APRIA HEALTHCARE GROUP INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 1998 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 1998, AT 8:00 A.M. LOCAL TIME, AT THE COMPANY'S COSTA MESA, CALIFORNIA HEADQUARTERS, 3560 HYLAND AVENUE (BUILDING NO. 3500 -- GRAND CANYON ROOM), COSTA MESA, CALIFORNIA 92626 (THE "ANNUAL MEETING"), AND AT ANY ADJOURNMENT THEREOF. THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JULY 3, 1998.

        The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

                         VOTING PROCEDURE AND TABULATION

        All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no contrary direction is given in the executed proxy, the proxy will be voted "for" each of the nominees described herein (See "Election of Directors"). An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, at 3560 Hyland Avenue, Costa Mesa, California 92626, the principal executive office of the Company, a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

        Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

        The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                       OUTSTANDING SHARES OF COMMON STOCK

        On June 8, 1998, the record date with respect to this solicitation for determining stockholders entitled to notice of and to vote at the Annual Meeting, 51,732,359 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth information as of June 8, 1998 with respect to the beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, each Director of the Company, the Company's current Chief Executive Officer, the Company's four most highly compensated executive officers in 1997, the Company's former Chief Executive Officer, the Company's former President and Chief Operating Officer and all Directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

                            SECURITY OWNERSHIP TABLE


                                                     AMOUNT AND NATURE OF    PERCENT
NAME OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP    OF CLASS
------------------------                             --------------------    --------
Relational Investors, LLC(1)                              5,141,900            9.94%
Ralph V. Whitworth(1)                                     5,141,900            9.94
David H. Batchelder(1)                                    5,141,900            9.94
Joel L. Reed(1)                                           5,141,900            9.94
Capital Guardian Trust Company(2)                         4,815,600            9.31
Franklin Mutual Advisors, Inc.(3)                         4,443,008            8.59
Charles B. Johnson(3)                                     4,443,008            8.59
Rupert H. Johnson, Jr.(3)                                 4,443,008            8.59
George L. Argyros(4)                                      2,763,768            5.34
Stephen Feinberg(5)                                       2,615,400            5.06
Jeremy M. Jones(6)                                        1,254,314            2.40
Philip L. Carter(7)                                         390,000               *
David L. Goldsmith(8)                                       320,236               *
Lawrence H. Smallen(9)                                      159,860               *
Steven T. Plochocki(10)                                      86,029               *
Thomas M. Robbins(11)                                        41,400               *
Merl A. Wallace(12)                                          40,106               *
Leonard Green(13)                                            20,000               *

                                                     AMOUNT AND NATURE OF    PERCENT
NAME OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP    OF CLASS
------------------------                             --------------------    --------
Robert S. Holcombe(14)                                       12,100               *
H.J. Mark Tompkins(15)                                       10,100               *
Richard H. Koppes(16)                                             0               --
Philip R. Lochner, Jr.(17)                                        0               --
Beverly Benedict Thomas(18)                                       0               --
Stephen J. Trafton(19)                                            0               --
All Directors and executive officers as a group
(18 persons)(20)                                          6,204,079           11.99%

----------
 *      Less than 1%

(1) According to a Schedule 13D, dated September 29, 1997, and amendments thereto dated January 27, 1998 and February 3, 1998, respectively, filed with the Securities and Exchange Commission, Relational Investors, LLC ("RILLC") has sole voting and sole dispositive power as to 5,141,900 shares. Each of Messrs. Whitworth, Batchelder and Reed, as Managing Members of RILLC, may be deemed for certain purposes to be beneficial owners of the shares beneficially owned by RILLC and to have shared voting and shared dispositive power over these shares. Mr. Whitworth became a Director of the Company on January 27, 1998 to fill a newly created position. The mailing address of RILLC and each of Messrs. Whitworth, Batchelder and Reed is 4330 La Jolla Village Drive, Suite 220, San Diego, California 92122.

(2) According to a Schedule 13G Amendment, dated February 10, 1998, filed with the Securities and Exchange Commission, the Capital Group Companies, Inc. ("Capital Group"), the parent holding company of a group of investment management companies (including Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("Capital"), and several investment advisors registered under Section 203 of the Investment Advisors Act of 1940) that hold investment power and in some cases voting power over the securities reported, has sole voting power as to 4,574,900 shares and sole dispositive power as to 4,815,600 shares. Capital has sole voting power as to 4,516,900 shares and sole dispositive power as to 4,757,600 shares. The mailing address of Capital is 333 S. Hope Street, 52nd Floor, Los Angeles, California 90071.

(3) According to a Schedule 13D, dated January 20, 1998, filed with the Securities and Exchange Commission, Franklin Mutual Advisors, Inc. ("Franklin") has sole voting and sole dispositive power as to 4,443,008 shares. Each of Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. ("FRI"), and Franklin is a wholly-owned subsidiary of FRI. As the principal shareholders of FRI, each of Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed for certain purposes to be beneficial owners of the shares beneficially owned by Franklin. The mailing address of Franklin is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. The mailing address of Messrs. Charles B. Johnson and Rupert H. Johnson, Jr. is c/o Franklin Resources, Inc., 777 Mariners Island Blvd., San Mateo, California 94404.

(4) According to a Schedule 13D Amendment, dated April 27, 1998, filed with the Securities and Exchange Commission, Mr. Argyros has sole investment and dispositive power as to all 2,763,768 shares. This number includes 2,430,670 shares owned by HBI Financial, Inc., of which Mr. Argyros is the sole shareholder. This number also includes (i) 280,912 shares held in trust by two private charitable foundations of which Mr. Argyros is a vice president and director with respect to which he disclaims beneficial ownership, (ii) 500 shares held in a charitable trust of which Mr. Argyros is a trustee but not a beneficiary with respect to which he disclaims beneficial ownership, (iii) 31,050 shares held in a trust for the benefit of Mr. Argyros' children, for which Mr. Argyros disclaims beneficial ownership and (iv) 20,636 shares held by Mr. Argyros individually. The amount listed does not include 3,450 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of certain of Mr. Argyros' adult children who do not share his household for which he disclaims beneficial ownership and 2,400 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of Mr. Argyros' mother-in-law for which he disclaims beneficial ownership. Mr. Argyros resigned his position as Chairman of the Board effective as of May 27, 1998. The mailing address for Mr. Argyros is c/o Arnel Development Company, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626.

(5) According to a Schedule 13D, dated February 17, 1998, filed with the Securities and Exchange Commission, Stephen Feinberg, in his capacity as the managing member of Cerberus Associates, L.L.C., the general partner of Cerberus Partners, L.P., and as the investment manager for each of Cerberus International, Ltd., Ultra Cerberus Fund, Ltd. and as a person possessing investment authority on behalf of certain other persons and entities, has sole dispositive and voting power as to 1,950,000 shares and has certain investment authority over an additional 665,400 shares. Mr. Feinberg's address is 450 Park Avenue, 28th Floor, New York, New York 10022.

(6) Includes 516,322 shares subject to options that are currently exercisable. Also includes (i) 696,262 shares held in a family trust of which Mr. Jones is a trustee, (ii) 2,000 shares held in trusts for the benefit of Mr. Jones' grandchildren for which Mr. Jones disclaims beneficial ownership, (iii) 19,730 shares held in a trust for the benefit of Mr. Jones' children for which Mr. Jones disclaims beneficial ownership and (iv) 20,000 shares held in an income trust for the benefit of Mr. Jones' children and grandchildren for which Mr. Jones disclaims beneficial ownership. Mr. Jones resigned as Chairman of the Board and Chief Executive Officer effective as of January 19, 1998. He resigned his position as Director of the Company on May 27, 1998.

(7) Includes 375,000 shares subject to options that are currently exercisable. Mr. Carter became a Director and the Chief Executive Officer of the Company on May 5, 1998.

(8) Includes 20,000 shares subject to options that are currently exercisable or will become exercisable before August 7, 1998.

(9) Includes 56,120 shares subject to options that are currently exercisable or will become exercisable before August 7, 1998. Mr. Smallen resigned as the Chief Financial Officer, Senior Vice President and Treasurer effective June 16, 1998.

(10) Includes 84,600 shares subject to options that are currently exercisable. Mr. Plochocki resigned as President and Chief Operating Officer of the Company effective as of September 26, 1997.

(11) Includes 41,400 shares subject to options that are currently exercisable or will become exercisable before August 7, 1998. Mr. Robbins and the Company have agreed that his employment will terminate as of August 7, 1998.

(12) Includes 40,000 shares subject to options that are currently exercisable or will become exercisable before August 7, 1998. Mr. Wallace and the Company have agreed that his employment will terminate as of July 17, 1998.

(13) Includes 19,000 shares subject to options that are currently exercisable or will become exercisable before August 7, 1998. Also includes 1,000 shares held by Mr.
        Green's spouse.

(14) Includes 7,000 shares subject to options that are currently exercisable or will become exercisable before August 7, 1998. Also includes 100 shares held by Mr.
        Holcombe's spouse.

(15) Does not include 262,400 shares held through a company which is owned by trusts of which Mr. Tompkins is a contingent beneficiary. Said trusts are irrevocable, and neither Mr. Tompkins nor any member of his immediate family has any investment control with respect to the trusts or the company owned by them. Mr. Tompkins became a Director of the Company on March 4, 1997.

(16)    Mr. Koppes became a member of the Board of Directors on May 5, 1998.

(17)    Mr. Lochner became a member of the Board of Directors on June 30, 1998.

(18)    Ms. Thomas became a member of the Board of Directors on June 30, 1998.

(19) Mr. Trafton became a member of the Board of Directors on June 30, 1998. Mr. Trafton has reported the purchase of 10,000 shares of the Company's Common stock on June 24, 1998.

(20) Includes shares owned by certain trusts. Also includes 663,040 shares subject to options that are currently exercisable or will become exercisable before August 7, 1998. Does not include shares beneficially owned by Messrs. Argyros, Jones or Plochocki. See Notes 4, 6, and 10.

                              ELECTION OF DIRECTORS

COMPOSITION OF BOARD

        The Company's Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The full Board of Directors currently consists of nine Directors. The Board of Directors is divided into three classes, each with three Directors, with staggered three-year terms. At the Annual Meeting, three Directors are to be elected for a term of three years, or until election and qualification of their successors.

NOMINEES FOR ELECTION TO BOARD

        The nominees for election are Philip R. Lochner, Jr., Beverly Benedict Thomas and Stephen J. Trafton, each of whom was selected by the Board to fill a vacancy on the Board as of June 30, 1998.

        If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of Directors.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

        For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of Common Stock owned. The candidates receiving the highest number of votes will be elected.

        The accompanying proxies solicited by the Board of Directors will be voted "for" the election of the nominees unless the proxy card is marked to withhold authority to vote for any nominee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

NOMINEES AND DIRECTORS

        The following table provides information regarding the nominees and other members of the Board of Directors. The ages shown are as of June 8, 1998.

                                        BUSINESS EXPERIENCE DURING LAST            DIRECTOR
NAME AND AGE:                            FIVE YEARS AND DIRECTORSHIPS:              SINCE:
-------------                   -----------------------------------------------    --------
                                MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 1998
                                                   (NOMINEES)
Philip R. Lochner, Jr. (55)   Senior Vice President of Time Warner Inc. since       6/30/98
                              July 1991. From March 1990 to June 1991 Mr.
                              Lochner was a Commissioner of the Securities and
                              Exchange Commission. He is on the Board of
                              Governors of the National Association of
                              Securities Dealers, a director of the Henry Street
                              Settlement, and a member of the Advisory Council
                              of Republic New York Corporation. He is also a
                              Trustee of The Canterbury School and a fellow of
                              the American Bar Foundation.

Beverly Benedict Thomas (55)  Principal of BBT Strategies, a consulting firm        6/30/98
                              specializing in public affairs and strategic
                              planning. Previously, Ms. Thomas was a principal
                              of UT Strategies, Inc., a public affairs firm,
                              from 1995 to 1998 and Assistant Treasurer of the
                              State of California from 1991 to 1995. In addition
                              to serving as a director of Catellus Real Estate
                              Development Corporation, a

                                        BUSINESS EXPERIENCE DURING LAST            DIRECTOR
NAME AND AGE:                            FIVE YEARS AND DIRECTORSHIPS:              SINCE:
-------------                   -----------------------------------------------    --------
                              diversified real estate operating company, Ms.
                              Thomas also serves as a Commissioner of the Los
                              Angeles City Employees' Retirement System. From
                              1993 to 1995, Ms. Thomas served on the Boards of
                              the California Public Employees' Retirement System
                              and the California State Teachers Retirement
                              System.

Stephen J. Trafton (51)       Chairman of the Board, President and Chief            6/30/98
                              Executive Officer of Glendale Federal Bank and
                              Vice Chairman of the Board, President and Chief
                              Executive Officer of GLENFED, Inc. since March
                              1992. From 1980 to 1992, Mr. Trafton served as a
                              senior officer at several thrift and commercial
                              banks, specializing in balance sheet and expense
                              restructuring.

                 MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 1999

David L. Goldsmith (50)       Managing Director of BancAmerica Robertson,            1987*
                              Stephens & Company (formerly Robertson, Stephens &
                              Company LLC), an investment banking firm, since
                              1981. Mr. Goldsmith is also a director of Balanced
                              Care Corporation.

Leonard Green (71)            President and Chief Executive Officer of Green         1993**
                              Management and Investment Co., a private
                              investment management company, since 1985. Mr.
                              Green also serves as a director of Lincoln
                              Services Corp.

Richard H. Koppes (51)        Of Counsel at Jones, Day, Reavis & Pogue, a law        1998
                              firm, Consulting Professor of Law and Co-Director
                              of Education Programs at Stanford University
                              School of Law and Principal of American Partners
                              Capital Group, a venture capital and consulting
                              firm, since August 1996. From May 1986 through
                              July 1996, Mr. Koppes held several positions with
                              the California Public Employees' Retirement
                              System, including General Counsel, Interim Chief
                              Executive Officer and Deputy Executive Officer.
                              Mr. Koppes is also a director of Mercy Healthcare,
                              a non-profit hospital system.

                 MEMBERS OF THE BOARD WHOSE TERMS EXPIRE IN 2000

Philip L. Carter (50)         Chief Executive Officer and Director of the            1998
                              Company since May 1998. Prior to joining the
                              Company, Mr. Carter was President and Chief
                              Executive Officer of MacFrugal's
                              Bargains-Close-outs, Inc., a chain of retail
                              discount stores since 1995 and had held the
                              positions of Executive Vice President and Chief
                              Financial Officer of MacFrugal's from 1991 through
                              1995.

H.J. Mark Tompkins (57)       Independent investment and corporate advisor,          1997
                              President and Chief Executive Officer of Exfinco,
                              S.a.r.l., a Belgian company

                                        BUSINESS EXPERIENCE DURING LAST            DIRECTOR
NAME AND AGE:                            FIVE YEARS AND DIRECTORSHIPS:              SINCE:
-------------                   -----------------------------------------------    --------
                              engaged in investment advisory activities, from
                              1994 until 1997. Mr. Tompkins was appointed by a
                              committee of the Board of Directors in March 1997
                              to fill the vacancy created by Timothy Aitken's
                              resignation. Mr. Tompkins was a member of the
                              Abbey Board of Directors from September 1992 until
                              the time of the Merger and is currently a director
                              of Kemgas Limited and of Shoplink, Inc. From 1987
                              through June 1994, Mr. Tompkins served as a Chief
                              Executive Officer of a French investment advisory
                              concern, Cofinex, E.u.r.l. Mr. Tompkins was a
                              senior partner in international real estate
                              development firms with operations in the United
                              States from 1981 through 1993.

Ralph V. Whitworth (42)       Principal and Managing Member of Relational            1998
                              Investors, LLC, a private investment company. He
                              is also a partner in Batchelder & Partners, Inc.,
                              a financial advisory and investment-banking firm
                              based in La Jolla, California. From 1988 until
                              1996, Mr. Whitworth was president of Whitworth and
                              Associates, a corporate advisory firm. Mr.
                              Whitworth was appointed by a Committee of the
                              Board of Directors in January 1998 to fill a newly
                              created seat.

----------

* Director of Homedco Group, Inc., a Delaware corporation ("Homedco"), from the date shown until June 28, 1995, the date of consummation of the merger (the "Merger") of Homedco with and into Abbey Healthcare Group Incorporated, a Delaware corporation ("Abbey"). Director of the Company from the date of the Merger until the present.

** Director of Abbey from the date Merger, after which the Company's name was changed to its current name. Director of the Company from the date of the Merger until the present.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

DIRECTORS' FEES

        All Directors of the Company are reimbursed for their out-of-pocket expenses incurred in connection with attending Board and Committee meetings. Prior to June 30, 1998, all non-employee Directors of the Company received: (i) a $4,500 quarterly retainer, (ii) $1,000 per Board or Committee meeting attended in person ($1,500 per Committee meeting for the Director who is the Committee's chairman) and (iii) $500 per Board or Committee meeting attended via telephone. Mr. David L. Goldsmith, who sits on the Company's Compliance Committee, is compensated for his attendance at meetings of such Committee as if it were a Committee of the Board. In addition, each non-employee Director has historically received an option to purchase 5,000 shares of the Company's Common Stock for each year that he has been a member of the Board of Directors. No options were awarded to

Directors during 1997. However, non-employee Directors who served during 1997 each received in 1998 a grant of an option to purchase 5,000 shares for their services during the past fiscal year, and non-employee Directors who served during 1998 prior to April received an option grant of 1,666 shares for their services through April 1998. On June 30, 1998, the Board of Directors approved
(i) the elimination of the $4,500 quarterly retainer and (ii) in lieu thereof, granted to each non-employee Director an option to purchase 25,000 shares of Common Stock and modified the policy for annual option grants to non-employee Directors to increase the grants from 5,000 shares to 10,000 shares beginning in 1999.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Committees of the Board of Directors consist of an Executive Committee, a Corporate Governance and Nominating Committee, an Audit Committee and a Compensation Committee. During the 1997 fiscal year, all Directors attended 75% or more of the total meetings of the Board of Directors and Committees of the Board of Directors on which they served. The Board of Directors held nine meetings during the 1997 fiscal year.

        Executive Committee. The Executive Committee may act with such authority as the Board of Directors may from time to time delegate in accordance with Delaware law. During fiscal year 1997, the Executive Committee was comprised of George L. Argyros, Terry Hartshorn, Jeremy M. Jones and Frederick S. Moseley IV and held one meeting. On May 27, 1998, all then current members of the Executive Committee resigned from the Board of Directors. From and after that date, the Executive Committee has been comprised of Messrs. Whitworth (Chairman), Carter, Goldsmith and Tompkins.

        Corporate Governance and Nominating Committee. On February 27, 1997, the Board of Directors formed two committees, each of which was granted the authority, until the date of the Annual Meeting, to fill vacancies on the Board of Directors. The Abbey Nominating Committee (herein so called) was comprised of Messrs. Green and Moseley, as well as Vincent M. Prager and was granted authority to fill vacancies on the Board of Directors arising among Messrs. Tompkins, Moseley, Green or Prager, or any individual elected or appointed to succeed any of them as a Director or their successors (the "Abbey Directors") and to nominate persons for election as Directors at a meeting of stockholders to replace or succeed any of the Abbey Directors. The Homedco Nominating Committee (herein so called) was comprised of Messrs. Jones, Hartshorn and Goldsmith and was granted authority to fill vacancies on the Board of Directors arising among Messrs. Jones, Goldsmith, Hartshorn or Argyros, or any individual elected or appointed to succeed any of the foregoing individuals as a Director or their successors (the "Homedco Directors") and to nominate persons for election as Directors at a meeting of stockholders to replace or succeed any of the Homedco Directors. The Homedco Nominating Committee and the Abbey Nominating Committee each held one meeting during the 1997 fiscal year. The Board of Directors eliminated the Abbey Nominating Committee and the Homedco Nominating Committee and replaced them with a single Nominating Committee formed on January 14, 1998 comprised of Messrs. Argyros (Chairman), Goldsmith, Moseley and Tompkins. On May 5, 1998, Messrs. Koppes and Whitworth were appointed to the Committee, and Mr. Koppes replaced Mr. Argyros as Chairman. At that time, the name of the Committee was changed to the Corporate Governance and Nominating Committee. As a result, as of May 27, 1998, the Corporate Governance and Nominating Committee consists of Messrs.
Koppes (Chairman), Whitworth, Goldsmith and Tompkins.

        Audit Committee. The Audit Committee meets periodically with the Company's independent accountants and management to make inquiries regarding the manner in which the responsibilities of each are being discharged. The Audit Committee also recommends to the Board of Directors the annual appointment of independent accountants with whom the Audit Committee reviews (i) the scope of audit and non-audit assignments and related fees, (ii) the Company's accounting principles and (iii) the adequacy of the Company's internal controls. During the 1997 fiscal year, the Audit Committee was comprised of Messrs. Green (Chairman), Goldsmith, Hartshorn, Tompkins and Prager and held two meetings. On May 27, 1998, Messrs. Hartshorn and Prager resigned from the Board of Directors. As a result, as of May 27, 1998, the Audit Committee consists of Messrs. Green (Chairman), Goldsmith and Tompkins.

        Compensation Committee. The Compensation Committee conducts an annual performance review of the Company's senior management and establishes their salaries, bonuses and stock ownership awards. From January 1, 1997 to February 27, 1997, the Compensation Committee consisted of Charles D. Martin (Chairman), as well as Messrs. Green and Hartshorn. Mr. Moseley was appointed to the Compensation Committee on February 27, 1997. Mr. Martin retired from the Board of Directors, effective March 31, 1997, and Mr. Argyros was appointed to the Compensation Committee to fill the vacancy. At that time, Mr. Hartshorn became the Chairman of the Compensation Committee. The Compensation Committee held eight meetings during the 1997 fiscal year. See "Report of the Compensation Committee" regarding 1997 fiscal year compensation and stock ownership programs. On May 27, 1998, Messrs. Hartshorn, Argyros and Moseley resigned from the Board of Directors and were replaced on the Compensation Committee by Messrs. Whitworth and Koppes. As a result, as of May 27, 1998, the Compensation Committee consists of Messrs. Whitworth (Chairman), Green and Koppes.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

        The following table sets forth all compensation for the 1997, 1996 and 1995 fiscal years paid to or earned by the Chief Executive Officer, the former President and Chief Operating Officer of the Company and the four other most highly compensated executive officers during the 1997 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM(1)
                                                                COMPENSATION
                                        ANNUAL COMPENSATION        OPTIONS         ALL OTHER
                                     SALARY(2)        BONUS        GRANTED        COMPENSATION
NAME                        YEAR        ($)            ($)             (#)             ($)
----                        ----      ---------      --------     --------           -------
Jeremy M. Jones..........   1997      $467,013             0             0         $ 4,750(4)
  Chairman of the Board     1996      464,320              0        20,000           4,750(4)
  and Chief Executive       1995      397,100(5)     $157,000     $200,000           5,940(4)
  Officer(3)

Steven T. Plochocki......   1997      219,349              0             0         953,719(7)
  President and Chief       1996      264,559              0        10,000           4,750(4)
  Operating Officer(6)      1995      197,468(8)     222,500        81,400               0

Thomas M. Robbins........   1997      195,830          2,600             0           4,750(4)
  Executive Vice President, 1996      184,191          9,742         6,000           4,750(4)
  Field Operations(9)       1995      154,871(10)     42,023        98,000(11)       5,850(4)

Merl A. Wallace..........   1997      209,320              0        50,000          10,649(14)
  Executive Vice President, 1996      157,480         15,868         4,000           4,750(4)
  Corporate Operations(12)  1995      115,112(13)     24,752        48,000           4,365(4)

Robert S. Holcombe.......   1997      263,162          4,410             0           6,571(16)
  Senior Vice President,    1996      153,455          7,000        35,000(17)     150,324(18)
  General Counsel and       1995            0              0             0               0
  Secretary(15)

Lawrence H. Smallen......   1997      254,357              0             0           4,750(4)
  Chief Financial Officer,  1996      236,667         15,435         6,000           4,750(4)
  Senior Vice President,    1995      197,844(20)     34,651        48,000           5,281(4)
  Finance and Treasurer(19)

----------------------------

(1) The Company has not issued stock appreciation rights or restricted stock awards. The Company currently has no "long-term incentive plan" as that term is defined in the applicable rules. The Compensation Committee has the ability to create such a plan under the Company's 1997 Stock Incentive Plan.

(2)     These amounts include an automobile allowance which is paid as salary.

(3) Mr. Jones resigned as Chairman of the Board and Chief Executive Officer of the Company on January 19, 1998.

(4) Annual contribution by the Company to the Company's 401(k) Savings Plan in the name of the individual.

(5) This amount reflects $198,600 paid by Homedco and $198,500 paid by the Company.

(6) Mr. Plochocki resigned as President and Chief Operating Officer of the Company on September 26, 1997.

(7) This amount includes $378,030 in severance payments in 1997 and $543,411 in severance payments to be made in 1998 and 1999. This amount also includes $4,750 contributed by the Company to the Company's 401(k) Savings Plan and a $27,528 payment for earned but unused vacation and holiday time.

(8) This amount reflects $89,357 paid by Abbey and $108,111 paid by the Company.

(9) Mr. Robbins was promoted from Senior Vice President, Eastern Zone to his Executive Vice President position on December 15, 1997. Mr. Robbins and the Company have agreed that his employment will terminate as of August 7, 1998.

(10) This amount reflects $74,905 paid by Homedco and $79,966 paid by the Company.

(11) Options to purchase 50,000 shares of the Company's Common Stock were granted pursuant to Part III of the Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan. All of such options were canceled as of January 30, 1996. Options to purchase 48,000 shares of the Company's Common Stock were granted during 1995 pursuant to the 1992 Plan contingent upon the cancellation of the options to purchase the 50,000 shares referred to above.

(12) Mr. Wallace was promoted from Senior Vice President, Western Zone to his Executive Vice President position on March 27, 1997. Mr. Wallace and the Company have agreed that his employment will terminate as of July 17, 1998.

(13) This amount reflects $62,317 paid by Homedco and $52,795 paid by the Company.

(14) This amount includes a $4,750 annual contribution by the Company to the Company's 401(k) Savings Plan in the name of the individual and a reimbursement for relocation costs in the amount of $5,899.44.

(15)    Mr. Holcombe was first employed by the Company in May 1996.

(16) This amount includes a $4,750 annual contribution to the Company's 401(k) Savings Plan in the name of the individual and a reimbursement of $1,821 for tax liabilities incurred in connection with the reimbursement of relocation costs.

(17) Mr. Holcombe was awarded 35,000 option shares at the time he became employed by the Company. Those options were surrendered by him in exchange for a subsequent grant of 30,000 option shares. He was also awarded a further option to purchase an additional 5,000 shares.

(18) This amount consists of various relocation expenses reimbursed by the Company.

(19) Mr. Smallen resigned as Chief Financial Officer, Senior Vice President, Finance and Treasurer of the Company on June 16, 1998.

(20) This amount reflects $93,168 paid by Homedco and $104,676 paid by the Company.

SUMMARY OF OPTION GRANTS

        The following table provides information with respect to grants of options to one of the four most highly compensated executive officers during the 1997 fiscal year. Except as set forth below, there were no grants of options during the most recently completed fiscal year to the Chief Executive Officer, the former President and Chief Operating Officer or to the four other most highly compensated executive officers of the Company.

                               OPTION GRANTS TABLE

                                                                          POTENTIAL REALIZABLE
                    NUMBER OF                                             VALUE AT ACCRUAL RATE
                    SECURITIES     % OF TOTAL               EXPIRATION    OF STOCK APPRECIATION
                   UNDERLYING   OPTIONS GRANTED              DATE OF         FOR OPTION TERM
                     OPTIONS    TO EMPLOYEES IN  EXERCISE    OPTIONS      ----------------------
NAME                 GRANTED      FISCAL YEAR      PRICE     GRANTED         5%          10%
----------------   -----------  ---------------  --------   ----------    --------    ----------
Merl A. Wallace..     50,000          19.6%       $18.25      4/2007(1)   $583,865    $1,454,289

----------------

(1) Due to the termination of Mr. Wallace's employment as of July 17, 1998, these options will expire on October 16, 1998.

SUMMARY OF OPTIONS EXERCISED

        The following table provides information with respect to the exercise of stock options by the Chief Executive Officer, the former President and Chief Operating Officer and the four other most highly compensated executive officers of the Company during the 1997 fiscal year together with the fiscal year-end value of unexercised options.

 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                              NUMBER OF SECURITIES
                        SHARES               UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN
                     ACQUIRED ON  VALUE(1)         OPTIONS AT             THE MONEY OPTIONS AT
                       EXERCISE   REALIZED      FISCAL YEAR END             FISCAL YEAR-END(1)
                     -----------  --------   -------------------------  -------------------------
NAME                     (#)         ($)     EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
-------------------- -----------  --------   -------------------------  -------------------------
Jeremy M. Jones.....        0     $      0       326,322/190,000           $590,659/$131,625(2)
Steven T. Plochocki.   21,000      118,256          77,600/0                       0/0
Thomas M. Robbins...        0            0        41,400/42,600               24,937/10,687
Merl A. Wallace.....        0            0        30,000/79,200                  0/17,550
Robert S. Holcombe..        0            0        7,000/28,000                     0/0
Lawrence H. Smallen.        0            0        56,120/52,320               117,067/42,120

----------

(1) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options and transaction costs.

(2) Pursuant to his resignation agreement, all of Mr. Jones' options are now exercisable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee since January 1, 1997 was either an officer or employee of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

        As members of the Compensation Committee, it is our duty to administer the Company's overall compensation program for its senior management. The Compensation Committee oversees the administration of the Management Incentive Compensation Plans (the "Management Incentive Plans"), the 1991 Nonqualified Stock Option Plan (the "1991 Plan"), the Amended and Restated 1992 Stock Incentive Plan (the "1992 Plan"), the Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan (the "1995 Plan") and the Apria Healthcare Group Inc. 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). In addition, the Compensation Committee establishes the compensation of the Chief Executive Officer and the President, evaluates the performance of such individuals and performs other related matters. The Compensation Committee is comprised entirely of non-employee Directors.

        The primary philosophy of the Company regarding compensation is to offer a program which rewards each of the members of senior management commensurately with the Company's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The Company's compensation program for senior management is designed to attract and retain individuals who are capable of leading the Company in achieving its business objectives in an industry characterized by competitiveness, growth and change.

        The Company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the Company, as well as the individual contribution of each particular person to that success. As a result, a significant portion of the total compensation package consists of variable, performance-based components, such as bonuses and stock awards, which can increase or decrease to reflect changes in corporate and individual performance.

        In its evaluation of the total compensation for the Company's former Chief Executive Officer, Mr. Jeremy M. Jones, and certain other members of senior management, with respect to the 1997 fiscal year, the Compensation Committee considered various indicators of qualitative and quantitative success on both a corporate and an individual level. The Compensation Committee considered such corporate performance measures as increases in earnings per share, profitable revenue growth and collection of accounts receivable, together with various individual performance indicators and goals. While the Compensation Committee applied certain specific quantitative analyses with respect to financial performance, the Compensation Committee also evaluated numerous other non-financial and qualitative factors, among them, such factors as organizational strength and development, investor relations and competitive positioning.

        The Company's annual compensation package for Mr. Jones and the other members of senior management has typically consisted of the following components: (a) salary, (b) annual cash incentive or bonus, (c) automobile allowance and (d) long-term incentive or non-cash awards, primarily stock options.

        Mr. Jones' base salary for the 1997 fiscal year was based principally on his employment agreement with the Company, which was to have expired in June 1998 (the "Employment Agreement"). Pursuant to the Employment Agreement he served as Chief Executive Officer. The Employment Agreement established Mr. Jones' minimum annual base salary at not less than $390,000 per year, subject to annual increases at the discretion of the Board of Directors. During 1997, Mr. Jones' annual base salary was $460,000. The Compensation Committee believes that his salary was in the range being paid to the Chief Executive Officers of comparable companies. Mr. Jones resigned as Chairman of the Board and Chief Executive Officer in January 1998.

        Under the Management Incentive Plans, entitlement to bonuses for the Company's senior managers is based upon the Company achieving certain objectives such as increases in earnings per share, with great emphasis on improved profit margins, increases in pre-tax income and the generation of "free cash flow" (a measure of profitability based on collections less operating and capital expenditures). Objectives for other management personnel include increases in gross profit and cash flow. In addition, bonuses are based on whether the performance of each participant in the Management Incentive Plans satisfies certain specific or key objectives. Mr. Jones' entitlement to a bonus was based on targeted increases in earnings per share and free cash flow together with certain qualitative key management objectives. He received no bonus for 1997.

        The Compensation Committee determined the incentive compensation package paid to other members of senior management in a similar manner as that of the Chief Executive Officer. Each officer has certain individual quantitative factors which are specifically weighted; however, in determining the overall incentive compensation package, the Compensation Committee considers various other non-financial factors that it believes to be pertinent to each officer's personal performance. In the aggregate, bonus awards to officers for 1997 were substantially less than the amounts awarded for 1996. In virtually all instances, only nominal bonuses were awarded. Because the Company did not meet the targeted earnings per share objectives, no bonuses were awarded to the Chief Executive Officer or to the President of the Company for 1997.

        The Company also provides compensation to certain members of its management under the 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan provides the Company with the ability to periodically reward key employees with options to purchase shares of the Company's Common Stock. These long-term incentives are designed to couple the interests of key employees with those of the stockholders of the Company. Stock option grants provide an incentive that focuses the individual's attention on managing the Company from the perspective of an owner, with an equity stake in the business. The value of stock options is tied to the future performance of the Company's Common Stock and provides value to the recipient only when the price of the Company's Common Stock increases above the option grant price. The vesting of stock options will also be tied, in part, to targeted levels of improvement in the stock price. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. The Company believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives.

        The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Code. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. In addition, in order to attract qualified management personnel, it has proven necessary to grant certain long-term incentives that may not be deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Date: June 30, 1998                              THE COMPENSATION COMMITTEE
                                                 OF THE BOARD OF DIRECTORS
                                                 Ralph V. Whitworth (Chairman)
                                                 Leonard Green
                                                 Richard H. Koppes

PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns(1) for (i) Abbey for the period from January 1, 1993 until the date of the Merger, and for the Company from the date of the Merger until the end of the 1997 fiscal year, (ii) the S&P 500 Stock Index, and (iii) the Peer Group Index(2).



                                     [GRAPH]


                             12/92(3)  12/93   12/94    12/95   12/96   12/97
---------------------------- -------- -------- ------- -------- ------- -------
Apria Healthcare Group Inc.    100      116      97      118      78      56
S & P 500                      100      110     112      153     189     252
Peer Group                     100      136     167      112     171     187

----------
(1)     Total returns assumes reinvestment of dividends.

(2) The Peer Group Index is based on the cumulative total returns of the following companies: Coram Healthcare (since July 1994), Lincare Holdings, Optioncare, Inc., American Homepatient, Inc. and Rotech Medical Corporation.

(3)     Assumes $100 invested on December 31, 1992.

        IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

        THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

CERTAIN TRANSACTIONS

        During 1997, the Company was a party to a lease with Resource Investors, a partnership in which Jeremy M. Jones, the Company's former Chairman of the Board and Chief Executive Officer, holds a one-third interest. Resource Investors sold its interest in the subject property during January 1998, and Mr. Jones no longer has any interest therein. During 1997, the total amount of rental (including tax reimbursements) paid under the lease was $193,336. The rental (including tax reimbursements) paid for January 1998 was $16,132. The Company believes the payments required under the lease were comparable to what the Company would have been required to pay to unrelated third parties for similar premises.

EMPLOYMENT AND SEVERANCE AGREEMENTS

        During 1997, the Company had employment agreements with the following executive officers listed in the Summary Compensation Table.

        Jeremy M. Jones. The Company had an employment agreement with Jeremy M. Jones who voluntarily resigned from his positions as Chairman of the Board and Chief Executive Officer of the Company and from his positions with all of its subsidiaries as of January 19, 1998. He resigned from the Board of Directors on May 27, 1998. Pursuant to Mr. Jones's employment agreement, which was scheduled to expire on June 28, 1998, he was to serve as Chairman of the Board and Chief Executive Officer. The agreement provided for an annual salary of not less than $390,000, subject to annual increases at the discretion of the Compensation Committee (as of the date of his resignation, Mr. Jones's annual salary was $460,000). Mr. Jones was also entitled to (i) such bonuses as the Compensation Committee would, from time to time, in its sole discretion award, (ii) an automobile allowance, (iii) reimbursement of certain other expenses, (iv) reasonable access to the Company's accountants and counsel for personal financial planning and legal services, and (v) participation in the Company's various benefit plans. In addition, his resignation agreement provided that the previously unvested 190,000 share portion of Mr. Jones's total outstanding options to purchase 516,322 shares of Common Stock became fully vested and each option will remain exercisable for its stated term as though Mr. Jones had not terminated his employment. The employment agreement also contained severance provisions which were superseded by an agreement entered into at the time of his resignation. Pursuant to that agreement, Mr. Jones (i) was paid a lump sum severance payment of $1,753,900 (subject to withholding for federal and state taxes) at the time of his resignation and (ii) is being provided with an office and associated services for a period of two years from the date of his resignation.

        Steven T. Plochocki. In June 1997, the Company entered into an executive severance agreement with Steven T. Plochocki who voluntarily resigned from his positions as President and Chief Operating Officer of the Company and from his positions with all of its subsidiaries as of September 26, 1997. Mr. Plochocki was elected President and Chief Operating Officer on February 26, 1996. He had previously been employed by the Company in various other capacities. As of the date of his resignation, Mr. Plochocki's annual salary was $270,000. Mr. Plochocki was also entitled to (i) such bonuses as the Compensation Committee would, from time to time, in its sole discretion award, (ii) an automobile allowance, (iii) reimbursement for certain other expenses, and (iv) participation in the Company's various benefit plans. The executive severance agreement also contained severance provisions which were superseded by an agreement entered into at the time of his resignation. Pursuant to that agreement, Mr. Plochocki was paid $921,450 (subject to withholding for federal and state taxes), one-third of which was paid in a lump sum severance payment at the time of his resignation and two-thirds of which is being paid in 52 substantially equal installments over the 24-month period immediately following his resignation.

        Merl A. Wallace. Mr. Wallace had an employment agreement with the Company which was scheduled to expire on April 1, 1999. Mr. Wallace served as Executive Vice President, Operations of the Company. The agreement provided that Mr. Wallace was to receive an annual salary of not less than $215,000 from April 1997 to April 1998 and not less than $250,000 from April 1998 to April 1999, subject to annual increases at the discretion of the Compensation Committee (as of April 1, 1998, Mr. Wallace's net annual salary was $249,995). He was also entitled to participate in the Company's stock option plans and all other benefit programs generally available to executive officers of the Company and to receive (i) such bonuses as the Compensation Committee would, from time to time, in its sole discretion award, (ii) an automobile allowance, and (iii) reimbursement of certain other expenses. Mr. Wallace and the Company have agreed that his employment will terminate as of July 17, 1998. Under the terms of that agreement, Mr. Wallace will receive a lump sum severance payment equal to two times his annual base salary plus an additional amount determined as set forth in the employment agreement.

        In June 1997, Robert S. Holcombe, Lawrence H. Smallen, and Thomas M. Robbins (each referred to as "Executive" below) entered into executive severance agreements with the Company. Pursuant to each agreement, each Executive has served in a position and has undertaken duties at the Company's discretion. As of December 31, 1997, Mr. Holcombe served as Senior Vice President, General Counsel and Secretary of the Company, Mr. Smallen served as Chief Financial Officer, Senior Vice President, Finance and Treasurer of the Company, and Mr. Robbins served as Executive Vice President, Field Operations of the Company. Each agreement provides that the Executive's salary shall be at the Company's discretion. As of April 1, 1998, Mr. Holcombe's annual salary was $280,009, Mr. Smallen's annual salary was $249,995 and Mr. Robbins's annual salary was $220,001. The agreements provide that each Executive is entitled to participate in the Company's stock option plans and all other benefit programs generally available to executive officers of the Company at the Company's discretion and to receive (i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, and (ii) reimbursement of certain other expenses at the Company's discretion. If the Company terminates the Executive's employment without cause, each Executive is entitled to a payment equal to his base salary plus an additional amount determined as set forth in the agreement; provided, however, if such termination occurs during the two-year period following a change of control of the Company, each Executive is entitled to a payment equal to two times his base salary plus an additional amount determined as set forth in the agreement. Such payment is payable in periodic installments over one or two years in exchange for a valid release of claims against the Company. In no event will any Executive receive a payment which would be deemed to be an "excess parachute payment" under Section 280G of the Code. Mr. Smallen resigned effective as of June 16, 1998. The Company and Mr. Robbins have agreed that his employment will terminate as of August 7, 1998. Messrs. Smallen and Robbins will each receive the severance pay consistent with the terms of their severance agreement. Mr. Smallen has also been retained as a consultant to the Company through December 16, 1999 for $6,944 per month.

MANAGEMENT INCENTIVE COMPENSATION PLANS

        In 1997 and 1998, the Company adopted Management Incentive Compensation Plans (the "Management Incentive Plans") to provide key employees with bonus compensation upon the achievement of certain performance levels. Each Management Incentive Plan covers the period from January 1 to December 31 of the year in which it was adopted. Persons eligible to receive awards under the Management Incentive Plans include various executive officers, regional, sales and branch managers, vice presidents and other key employees. Awards are made under the Management Incentive Plans upon the achievement of certain objectives, earnings per share levels, profit margin, revenue goals, increases in gross profit and cash flow, the generation of "free cash flow" (a measure of profitability based on collections less operating and capital expenditures) and increased cash postings during the year to which the Management Incentive Plan in question is applicable. Awards may be paid in cash, Company stock, Company stock options or other forms determined by the Board of Directors. Certain payments may be made quarterly on the basis of a formula calculation. However, the aggregate amount of all payments to be made during the applicable year is subject to approval by the Company's senior management and the Board of Directors.

401(k) PLAN

        The Company maintains a 401(k) Savings Plan (the "Company's 401(k) Plan") for the benefit of all employees who have completed at least one year of service with at least 1,000 hours of service during the year. Under the Company's 401(k) Plan, employees may contribute up to 16% of their eligible earnings, and the Company will match 50% of the first 8% of such contributions up to a limit (currently $9,500) established by applicable tax regulations. As of the end of the 1997 fiscal year, the collective matching contributions for all executive officers as a group who received matching contributions (13 persons) was $58,848.

1991 NONQUALIFIED STOCK OPTION PLAN

        The Company's 1991 Nonqualified Stock Option Plan (the "1991 Plan") authorized the issuance of 373,334 shares of Common Stock of the Company, upon the exercise of options granted under the 1991 Plan. Persons eligible to receive options under the 1991 Plan are officers and other key employees of the Company or any directly or indirectly majority-owned subsidiaries of the Company. Options granted under the 1991 Plan do not qualify for treatment as incentive stock options as defined in the Code. The Compensation Committee determines the dates upon which options will be granted and fixes the option price. Unless previously terminated by the Board of Directors, the 1991 Plan will terminate in December 2001. As of December 31, 1997, only 58,000 shares of Common Stock not subject to outstanding options remained available for issuance under the 1991 Plan.

AMENDED AND RESTATED 1992 STOCK INCENTIVE PLAN

        The Company's Amended and Restated 1992 Stock Incentive Plan (the "1992 Plan") authorizes the issuance of 3,150,000 shares of Common Stock of the Company, plus 2% of the number of shares of Common Stock of the Company outstanding as of the first day of each fiscal year, upon the exercise of options or in satisfaction of stock appreciation rights, restricted stock awards, and performance share awards. The 1992 Plan also provides for stock value equivalent awards. Persons eligible to receive awards under the 1992 Plan are persons who are Directors and employees of, or who provide services to, the Company or its subsidiaries. An option granted under the 1992 Plan may be either an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to employees only. A Committee appointed by the Board of Directors administers the 1992 Plan and fixes the option exercise price with respect to the options, except that the exercise price of options granted to non-employee Directors will be the fair market value of the shares of Common Stock on the date of the grant. Unless previously terminated by the Board of Directors, the 1992 Plan will terminate in July 2003. As of December 31, 1997, 1,793,616 shares of Common Stock not subject to outstanding options remained available for issuance under the 1992 Plan.

APRIA HEALTHCARE GROUP INC./HOMEDCO GROUP, INC. STOCK INCENTIVE PLAN

        In 1995, the Company adopted the Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan (the "1995 Plan"). The 1995 Plan consists of three parts: Part I is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. 1988 Stock Option Plan, Part II is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. Long-Term Senior Management Equity Plan and Part III is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. 1994 Stock Incentive Plan. The 1995 Plan as a whole authorizes the issuance of an aggregate of up to 5,327,051 shares of Common Stock of the Company upon the exercise of options or in satisfaction of awards under the 1995 Plan. The 1995 Plan is administered by a Committee appointed by the Board of Directors. Unless previously terminated by the Board of Directors, the 1995 Plan will terminate on the respective dates set forth in Parts I, II and III of the 1995 Plan. As of December 31,1997, 1,409,959 shares of Common Stock not subject to outstanding options remained available for issuance under the 1995 Plan. The Board of Directors has suspended the issuance of additional options under the 1995 Plan and no options were granted thereunder in 1997.

        Under Part I of the 1995 Plan, the Company may issue shares of Common Stock of the Company upon the exercise of options or in satisfaction of stock appreciation rights granted. Persons eligible to receive options and stock appreciation rights are certain key employees (including officers and Directors) of the Company, non-employee members of the Board and certain consultants or independent contractors who provide valuable services to the Company. An option granted under Part I of the 1995 Plan may be either an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to key employees only. The Compensation Committee fixes the option exercise price with respect to each option, provided that, the exercise price of an incentive stock option may not be less than the fair market value of a share of Common Stock on the date of grant. Unless previously terminated by the Board of Directors, Part I of the 1995 Plan will terminate in July 1998.

        Under Part II of the 1995 Plan, the Company may issue shares of Common Stock of the Company upon the exercise of options granted. Persons eligible to receive options are certain key senior management employees (including officers and Directors) of the Company. An option granted under Part II of the 1995 Plan must be designated as a non-qualified stock option. The purchase price for each share of Common Stock issued in connection with the options granted will not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. Options granted under Part II of the 1995 Plan become exercisable under either a specified earnings based vesting schedule commencing with the announcement of financial results for the fiscal year of the Company ending in 1995, or a time vesting schedule commencing with such announcement. Under the time vesting schedule, 25% of the shares covered become exercisable at the time of such announcement and an additional 25% of the option shares become exercisable on each successive anniversary date, with full time vesting occurring with the announcement of financial results for the fiscal year of the Company ending in 1998. The achievement of specified earnings for each fiscal year will result in accelerated vesting. Unless previously terminated by the Board of Directors, Part II of the 1995 Plan will terminate in March 2002.

        Under Part III of the 1995 Plan, the Company may issue shares of Common Stock of the Company upon the exercise of options or in satisfaction of stock appreciation rights, restricted stock awards, performance share awards and stock bonuses. Persons eligible to receive awards are certain key employees (including officers and Directors) of the Company, outside Directors of the Company and significant agents and consultants who perform substantial services for the Company of a nature similar to those performed by key employees. An option granted under Part III of the 1995 Plan may either be an incentive stock option or a nonqualified stock option. Incentive stock options may be granted to employees only. Except as provided in an applicable award agreement, no award made under Part III of the 1995 Plan may be exercisable or may vest until at least six months after the initial award date. Unless previously terminated by the Board of Directors, Part III of the 1995 Plan will terminate in April 2004.

1997 STOCK INCENTIVE PLAN

        In May 1997 the Company's stockholders approved the Apria Healthcare Group 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). The 1997 Stock Incentive Plan authorizes the issuance of 2,500,000 shares of Common Stock plus 1% of the number of shares of Common Stock of the Company outstanding as of the first day of each fiscal year during the term thereof, upon the exercise of stock options or in satisfaction of stock appreciation rights. The 1997 Stock Incentive Plan also provides for the grant of restricted stock awards, performance share awards and other performance based awards. Persons eligible to receive awards under the 1997 Stock Incentive Plan include directors, employees and others who provide valuable services to the Company or its subsidiaries. An option granted under the 1997 Stock Incentive Plan may either be an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to employees only. The Compensation Committee administers the 1997 Stock Incentive Plan and establishes the option exercise price with respect to the options. Unless previously terminated by the Board of Directors, the 1997 Stock Incentive Plan will terminate on February 28, 2007. As of June 8, 1998, 3,015,685 shares of Common Stock are available for issuance under the 1997 Stock Incentive Plan.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
                          BY CERTAIN COMPANY AFFILIATES

        Section 16(a) of the Exchange Act requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange, Inc. Directors, officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file.

        Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the Company believes that all of its Directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 1997 fiscal year except as provided below.

        H.J. Mark Tompkins, a member of the Board of Directors, inadvertently failed to report a sale of 5,000 shares of Common Stock made in June 1997. As a result, he filed one late Form 4 report on July 22, 1997 for the month of June 1997 disclosing the sale of 5,000 shares.

          INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY

        Ernst & Young LLP served as the Company's independent auditors during the 1997 fiscal year. A representative of Ernst & Young LLP will be present at the Annual Meeting, may make a statement and will be available to answer appropriate questions. No recommendation to stockholders is being made with respect to the selection of independent auditors for the Company during the 1998 fiscal year because a change in independent auditors is under consideration.

                                  ANNUAL REPORT

        THE COMPANY'S 1997 ANNUAL REPORT, CONTAINING AUDITED FINANCIAL STATEMENTS AND SCHEDULES FOR THE FISCAL YEARS ENDED DECEMBER 31, 1997 AND 1996, ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, THE COMPANY WILL SEND YOU, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS WILL ALSO BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF A FEE OF $.25 PER PAGE PLUS POSTAGE. THE WRITTEN REQUEST SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT (ATTENTION: MS. SHEREE ARONSON), AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                            PROPOSALS OF STOCKHOLDERS

        The Company has determined not to accept any further nominees from its stockholders for election as Directors at the Annual Meeting. For stockholder proposals to be considered for inclusion in the proxy materials for the Company's 1999 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 15, 1998.

                                  OTHER MATTERS

        At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors,


                                          /s/ Robert S. Holcombe
                                          --------------------------------------
                                          Robert S. Holcombe
                                          Senior Vice President, General Counsel
                                          and Secretary

Costa Mesa, California
July 3, 1998

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                          APRIA HEALTHCARE GROUP INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Frank Bianchi, Lawrence M. Higby and Robert S. Holcombe, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Apria Healthcare Group Inc. (the "Company") held of record by the undersigned on June 8, 1998, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Company's Costa Mesa, California Headquarters, 3560 Hyland Avenue (Building No. 3500 -- Grand Canyon Room), Costa Mesa, California 92626, beginning at 8:00 A.M., local time on July 28, 1998, and at any adjournment thereof, upon the following matters:

ELECTION OF DIRECTORS

[ ]   FOR the nominees listed below              [ ]   WITHHOLD AUTHORITY
      (except as noted to the contrary below)          to vote for all nominees listed below

      Philip R. Lochner, Jr.   Beverly Benedict Thomas   Stephen J. Trafton

(Instructions: To withhold authority to vote for any individual nominee, circle that nominee's name above.)

                (Continued and to be signed on the reverse side)

                          (continued from other side)

OTHER MATTERS

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

                                            Dated:                        , 1998
                                                  ------------------------


                                            ------------------------------------
                                                 Signature or signatures of
                                                        stockholder

                                            ------------------------------------
                                            (Your signature(s) should conform to
                                              your name(s) as printed hereon.
                                                Co-owners should all sign.)